Exhibit 99.1

PLX Technology Board Appoints David K. Raun as President, CEO

Raun Also Added to the Board of Directors

SUNNYVALE, Calif. -- Dec. 21, 2012 -- PLX Technology, Inc. (PLX®) (NASDAQ: PLXT), a leading global supplier of high-speed connectivity solutions enabling emerging data center architectures, today announced that the PLX board of directors has named David K. Raun as its president and chief executive officer.  The appointment is effective immediately and includes a position on the company’s board of directors.  Mr. Raun had previously been identified by the board in its succession planning, was serving as interim president and CEO, and has held multiple senior executive leadership positions at PLX since 2004.

“We are excited to appoint David Raun as CEO and director of PLX,” said James Guzy, chairman of the board at PLX.  “Dave has demonstrated outstanding leadership for many years at PLX and especially during his time as interim CEO.  Despite the uncertainty caused by the protracted IDT merger process which just terminated, employees are excited about the company direction, attrition remains low, product execution is on track and the company continues to successfully advance its PCI Express initiative with its customers.  Under Dave’s leadership, PLX divested unprofitable businesses, a step that reduced annual operating expenses by about $20M, greatly improved the cash balance, and laid the foundation for consistent profitability.  Dave has deep knowledge of our customers, our employees, our sales and distribution channels, and our competitive environment.  PLX is in the first stages of deploying its unique ExpressFabric strategy, and Dave has the leadership skills, market insight and company knowledge to successfully drive this initiative.”

“I am honored the board has selected me to this role and I am committed to making PLX a profitable stand-alone company providing increased shareholder value,” said David Raun, president and CEO, PLX.  “I am very excited about PLX’s prospects as an independent company and eager to lead this terrific group of people in retaining and growing our PCI Express leadership position.  Our broad portfolio of Gen 3 switches drove record design activity this past year throughout the data center.  We have a solid foundation for long term growth, profitability and positive cash flow.”

About PLX
PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets.  The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance.  Visit PLX on plxtech.com, Facebook, Twitter and YouTube.

Safe Harbor Statement
This press release includes forward-looking statements.  These include statements regarding our anticipated expense reductions, the company being profitable and cash flow positive, growing PCI Express leadership position and long term growth.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as the reduced demand for products of electronic equipment manufacturers that use PLX’s products; adverse economic conditions in general or those specifically affecting PLX’s markets; reduced backlog for PLX’s customers and unexpected expenses.  Please also refer to the documents filed by PLX with the SEC from time to time, including, but not limited to, the Annual Report on Form 10 K for the year ended December 31, 2011, and PLX’s quarterly reports on Forms10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the company assumes no obligation to update such statements.

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Investor Relations Contact:
Leslie Green
Green Communications (for PLX)
(650) 312-9060
leslie@greencommunicationsllc.com

Editorial Contact:
Jerry Steach
CommonGround Communications (for PLX)
(415) 222-9996
jsteach@plxtech.com

PLX Technology Contact:
David Hurd
Communication Director
(408) 328-3594
dhurd@plxtech.com